UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2024

ASTRANA HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2024, Astrana Health, Inc. (the “Company”) and certain direct and indirect subsidiaries party thereto entered into an Asset and Equity Purchase Agreement (the “Purchase Agreement”) with PHP Holdings, LLC, a Delaware limited liability company (“PHPH”), PHS Holdings, LLC, a Delaware limited liability company (“PHS”), Prospect Intermediate Holdings, LLC, a Delaware limited liability company (“PIH” and, together with PHPH and PHS, the “Prospect Equity Sellers”), certain other related entities party thereto (such entities, the “Prospect Asset Sellers” and, together with the Prospect Equity Sellers, the “Sellers”) and Prospect Medical Holdings, Inc., a Delaware corporation (“Prospect”), as Seller Representative. Under the terms of the Purchase Agreement, subject to satisfaction of customary conditions, the Company will purchase all of the outstanding equity interests of Prospect Health Services RI, Inc. (d/b/a Prospect ACO Rhode Island), Alta Newport Hospital, LLC (d/b/a Foothill Regional Medical Center) (the “Hospital”) and Prospect Health Plan, Inc., and substantially all the assets of certain direct and indirect subsidiaries of PHPH, for an aggregate purchase price of $745 million, including $55 million that will be held in escrow for purchase price adjustment and indemnity purposes, subject to customary adjustments, plus the assumption of certain identified liabilities of the Sellers (the “Transaction”).

The Sellers provide a range of services through owned and managed medical groups, Independent Physician Associations (“IPAs”), and a Managed Services Organization, which provides administrative support to Sellers’ affiliated medical groups and IPAs. The Sellers also support health plan delegated functions for Medicare Advantage, Medicaid/Medi-Cal, and commercial insurance products, while participating in risk models such as Accountable Care Organizations and Direct Contracting Entities. The Hospital, as a direct subsidiary of PIH, is a fully accredited acute care hospital based in Tustin, California, that offers a variety of services and programs, including general and specialized surgery, orthopedics and spine surgery, rehabilitation, imaging and radiology, intensive care and skilled nursing.

The Purchase Agreement includes customary representations, warranties, indemnification provisions, covenants, conditions and other agreements, including that each party is bound by a non-solicitation covenant and Sellers will abide by certain exclusivity and non-competition covenants. The Purchase Agreement also contains certain customary termination rights, including termination by either party if the conditions to closing the Purchase Agreement have not been met or waived by August 8, 2025, provided, that if certain required regulatory approvals have not been met by such date, then the Sellers may extend such date for up to an additional three months. The obligations of the parties to complete the Transaction are subject to the satisfaction, or waiver, of customary closing conditions, including receipt of applicable regulatory and governmental approvals. It is currently anticipated that the Transaction will close in the middle of 2025.

To provide additional financial flexibility for the Company, in connection with the execution of the Purchase Agreement, the Company entered into a commitment letter (the “Commitment Letter”), dated as of November 8, 2024, with Truist Bank and JPMorgan Chase Bank, N.A. (together, the “Banks”) and the other affiliates of the Banks party thereto, pursuant to which the Banks committed to provide (x) a 364-day senior secured bridge term loan in an aggregate principal amount of up to $1,095 million (the “Bridge Facility”) and (y) a five-year senior secured revolving credit facility in an aggregate principal amount of up to $100 million. The Company intends to use the proceeds of the Bridge Facility, together with cash on hand, to fund the Transaction, to refinance the Company’s existing credit facilities and to pay for fees, costs and expenses incurred in connection with the foregoing. The funding of the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including but not limited to (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter, and (ii) the consummation of the Transaction in accordance with the Purchase Agreement. Amounts funded under the Bridge Facility, if any, will be reduced by the aggregate amount of gross proceeds that the Company elects to raise in a long-term debt and/or equity financing transaction on or prior to the closing of the Transaction as further set forth in the Commitment Letter.

In connection with the Transaction, the parties will use commercially reasonable efforts to negotiate the terms of a Transition Services Agreement, pursuant to which the Sellers will provide certain transition services with respect to the operation and management of the Hospital following closing of the Transaction.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

The Purchase Agreement has been included with this Report to provide investors and security holders with information regarding the terms of the Transaction. It is not intended to provide any other factual information about the Company, the Sellers, Prospect or any of the other parties to the Transaction or the equity to be purchased in the Transaction or such Purchase Agreement. The representations, warranties, covenants and agreements contained in the Purchase Agreement, which are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the appliable agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers, Prospect or any of the other parties to the Transaction. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this item.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include words such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, risks arising from the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the Transaction described in this Report, outcome of any litigation that the Company, the Sellers or Prospect may become subject to relating to such Transaction, the extent of, and the time necessary to obtain, any regulatory approvals required for completion of the Transaction, risks of disruption to the Company’s business as a result of the public announcement of the Transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements relating to the Transaction, an inability to complete the Transaction in a timely manner or at all, including due to a failure of any condition to the closing of the Transaction to be satisfied or waived by the applicable party, the occurrence of any event, change or other circumstance that could give rise to the termination of any of the agreements to the Transaction, a decline in the market price for the Company’s common stock if the Transaction is not completed, risks that the Transaction disrupts current plans and operations of the Company or Sellers and potential difficulties in Sellers’ employee retention as a result of the Transaction, the Company’s ability to successfully obtain funding of, and pay the interest and principal on, the Bridge Facility provided for in the Commitment Letter, and the ability to implement business plans, forecasts and other expectations after the completion of the Transaction, realize the intended benefits of the Transaction, and identify and realize additional opportunities following the Transaction, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended or supplemented by additional risk factors set forth in subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise, except as may be required by any applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset and Equity Purchase Agreement, dated November 8, 2024, by and among Astrana Health, Inc., PHP Holdings, LLC, PHS Holdings, LLC, Prospect Intermediate Holdings, LLC, each of the entities set forth on Schedule C of the agreement, and Prospect Medical Holdings, Inc.
10.1*	Commitment Letter, dated as of November 8, 2024, by and among Astrana Health, Inc. and Truist Bank and JPMorgan Chase Bank, N.A. (together, the “Banks”) and the other affiliates of the Banks party thereto.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRANA HEALTH, INC.

Date: November 8, 2024	By:	/s/ Brandon K. Sim
	Name:	Brandon K. Sim
	Title:	Chief Executive Officer and President